UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 12, 2014

Date of report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33209	61-1478870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, Massachusetts	02184
(Address of principal executive offices)	(Zip Code)

(781) 917-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2014, the Personnel & Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altra Industrial Motion Corp., a Delaware corporation (the “Company”), approved the 2014 compensation for the Company’s named executive officers following a review of competitive market data. For the year 2014, the named executive officers will receive base salaries as set forth below.

Named Executive Officer	2013 Base Salary	2014 Base Salary		Percentage Increase
Carl R. Christenson	$600,000	$612,000	(1)	2.0%
Christian Storch	$382,500	$390,150	(1)	2.0%
Gerald P. Ferris	$231,850	$236,487	(1)	2.0%
Glenn E. Deegan	$265,000	$270,300	(1)	2.0%
Craig Schuele	$218,000	$222,360	(1)	2.0%

(1)	Increase is effective as of January 1, 2014.

On February 12, 2014, the Compensation Committee issued grants of restricted common stock and target performance shares to the named executive officers under the Company’s 2004 Equity Incentive Plan as set forth below.

	Restricted Stock		Performance Shares
Named Executive Officer	Number Granted	Stock Cash Value at Time of Grant	Target Number Granted	Stock Cash Value at Time of Grant
Carl R. Christenson	27,643	$918,024	3,686	$122,400
Christian Storch	5,874	$195,076	2,350	$78,030
Gerald P. Ferris	2,493	$82,793	1,425	$47,297
Glenn E. Deegan	5,861	$194,644	1,628	$54,060
Craig Schuele	3,850	$127,859	1,340	$44,472

The restricted stock awards for each of the five named executive officers will vest in equal installments on August 15, 2014, August 15, 2015, August 15, 2016 and August 15, 2017.

The performance objective for the performance shares is a targeted amount of return on invested capital established by the Compensation Committee of the Company over a measurement period of one year beginning on January 1, 2014 and ending on December 31, 2014. Award payouts for the performance shares are based on the percentage of the performance target achieved. The percentage of the award earned at the end of the performance cycle based on the performance target can range between 0%, for achievement of less than approximately 78% of the performance target, and 200%, for achievement of approximately 109% of the performance target. Once the amount of the performance share award is fixed based upon achievement of the target performance objective, the awards will be paid in restricted common stock, which restricted stock will vest in three equal installments upon the initial issuance date, on the first anniversary of the issuance date, and on the second anniversary of the issuance date.

On February 12, 2014, the Compensation Committee of the Company also approved the 2014 target bonus percentage amounts for the named executive officers of the Company pursuant to the Company’s Management Incentive Compensation Program. The Compensation Committee established target bonus percentages for each of Carl R. Christenson, Christian Storch, Gerald P. Ferris, Glenn E. Deegan and Craig Schuele such that those executives may be entitled to receive a cash bonus equal to 75%, 55%, 50%, 50% and 45% of their 2014 base salary, respectively, subject to upward or downward adjustment by the Compensation Committee based on their respective individual and the Company’s performance in 2014. The Company’s performance is based on achievement of certain targeted amounts of adjusted EBITDA, working capital management goals, and sales and earnings growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion Corp.

By:	/s/ Glenn E. Deegan
Name: Title:	Glenn E. Deegan Vice President, Legal and Human Resources, General Counsel and Secretary

Date: February 19, 2014

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